UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2011, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”) providing for the issuance at closing of original issue discount convertible debentures (the “Debentures”) and warrants (the “Warrants”) to purchase an aggregate of 11,765,000 shares of the Company’s common stock for an aggregate purchase price of $1,000,000 in a private placement (the “Offering”). The Offering is expected to close on or around July 11, 2011, subject to customary closing conditions.

The Debentures have an aggregate principal amount of $1,176,500 and will become due and payable one year from issuance.  The Debentures may be converted at any time at the option of the Investors into shares of our common stock at a conversion price of $0.10 per share, subject to adjustment as set forth therein. The Debentures bear interest at the rate of 5% per annum increasing to 18% in an event of default. Interest is payable quarterly payable in cash and/or, if certain equity conditions have been met, in shares of our common stock at an interest conversion rate equal to the lesser of $0.10 or 90% of the daily volume weighted average price of our common stock in the 20 trading days prior to the date the quarterly interest payment is due (or the date of delivery of the interest conversion shares if such shares are delivered after the date the quarterly interest payment is due). We are subject to certain liquidated damages if we fail to timely effectuate a conversion under the terms of the Debentures.

The Debentures further provide that if we conduct an offering resulting in gross proceeds of at least $2 million, then each Investor shall have the option to require us to redeem up to 50% of the then outstanding principal amount of the Debenture held by them for cash equal to the principal amount being redeemed plus accrued and unpaid interest thereon and any liquidated damages or other amounts due in respect of such Debenture.

The Debentures will be unsecured, general obligations of our company, and rank pari passu with our other unsecured and unsubordinated liabilities.  The Debentures are not subject to voluntary prepayment by us prior to maturity and are identical for all of the Investors except for principal amount.

The Warrants may be exercised at any time for a period of five years from the date of issuance and have an exercise price of $0.13, subject to adjustment as set forth therein.  The Warrants may be exercised on a cashless basis if after the six month anniversary of the closing date there is no effective registration statement registering the shares underlying the Warrants.

Both the Debentures and Warrants provide for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the conversion price of the Debentures or exercise price of the Warrants then in effect, subject to customary exceptions.

In connection with the Offering, at the closing of the Offering, the Company will enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the terms of a Registration Rights Agreement, we will agree to prepare and file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock underlying the Debentures and Warrants on or prior to 60 days following the closing date and to use our commercially reasonable efforts to cause the registration statement to be declared effective  within 120 days following the closing date (or 150 days in the event of a full review by the SEC). The Registration Rights Agreement provides for the payment of penalties of 1% up to an aggregate of 10% of the purchase price paid by the Investors upon the occurrence of certain events outlined in the Registration Rights Agreement, including, our failure to timely file the registration statement or have the registration statement timely declared effective as required by the Registration Rights Agreement.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. served as exclusive placement agent for the private placement. At closing they shall be entitled to a cash placement fee of $100,000, placement agent warrants to purchase 1,176,500 shares of our common stock (on identical terms as the warrants issued to the Investors) and registration rights covering the resale of the shares underlying the placement agent warrants.

The Debentures and Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Debentures and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of the terms of the Securities Purchase Agreement, Debentures, Warrants and Registration Rights Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2. 10.3 and 10.4, respectively, and are incorporated herein by reference. We announced the Offering in a press release issued on July 7, 2011, a copy of which is attached as Exhibit 99.1 hereto and is incorporated in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated as of July 6, 2011 by and between the Company and the investors named therein.
10.2	Form of Original Issue Discount 5% Convertible Debenture
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
99.1	Press Release dated July 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Date: July 7, 2011	By:	/s/ T. Riggs Eckelberry
	Name:	T. Riggs Eckelberry
	Title:	Chief Executive Officer